                                                                    Exhibit 99.1
[AIR PRODUCTS LOGO]                                     News Release
--------------------------------------------------------------------------------

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

04073

               AIR PRODUCTS REPORTS FIRST QUARTER EPS OF 58 CENTS

Access the Q1 earnings teleconference scheduled for 11:00 a.m. Eastern Time (ET) on January 21 by calling (719) 457-2645 and entering passcode 686795, or listen on the Web: www.airproducts.com/Invest/EarningsReleases.htm.

LEHIGH VALLEY, Pa. (January 21, 2004) - Air Products (NYSE:APD) today reported net income of $132 million or diluted earnings per share (EPS) of $.58 for its first fiscal quarter ended December 31, 2003. Net income increased five percent and diluted EPS was up $.02 compared with the prior year, which included a charge of $3 million or $.02 per share for the cumulative effect of an accounting change*. Sequentially, EPS was unchanged.

Quarter revenues of $1,685 million were up 16 percent from the prior year on higher volumes in Gases and Chemicals, acquisitions and favorable currency effects. Sequentially, revenues increased three percent, driven by acquisitions and favorable currency effects. Operating income of $199 million was up two percent from the prior year and up six percent sequentially.

EPS was unchanged from the prior year excluding the accounting change*. Higher volumes, favorable currency effects and a lower effective tax rate were offset by lower electronics prices, customer outages, higher pension and other costs, and favorable adjustments in the prior year related to incentive compensation and past divestitures of equity affiliates.

John P. Jones, Air Products' chairman and chief executive officer, said, "We had solid performance in the first quarter. Our strategies and portfolio management actions are working, and we are encouraged by the progress we are seeing in many of our businesses."

Gases segment sales of $1,204 million increased 17 percent over the prior year on higher volumes in the company's Electronics, Energy and Process Industries, and Healthcare businesses, favorable currency effects, and acquisitions. Operating income of $182 million increased nine percent, as positive volume, currency and acquisition effects were partially offset by higher costs.

Sequentially, Gases revenues increased five percent, due to higher volumes, acquisitions and favorable currency effects, partially offset by lower natural gas costs contractually passed through to customers. Operating income increased by one percent on higher volumes.

Chemicals segment sales of $410 million increased 16 percent versus the prior year on higher volumes across most of the company's Intermediates and Performance Materials businesses, as well as favorable currency effects. Operating income of $25 million declined 26 percent, as customer outages and higher raw material, energy and pension costs more than offset positive volume and currency effects.

Sequentially, Chemicals revenues decreased two percent and operating income declined


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                                   Page 2 of 9

17 percent on anticipated seasonally lower sales in several Performance Materials businesses, and Intermediates customer outages.

Equipment segment revenues of $71 million increased six percent over the prior year on improved air separation unit sales. Operating income declined on lower liquefied natural gas (LNG) heat exchanger activity. Air Products received a new LNG heat exchanger order at the end of the first quarter.

Looking forward, Mr. Jones said, "We are reaffirming our EPS guidance range of $2.35 to $2.65 for the year. Assuming the positive momentum we saw in the first quarter continues, we are more comfortable we can achieve the mid to upper end of this range. However, we remain cautious about higher raw material costs, economic growth in Europe, and the timing of equipment orders. We expect fiscal second quarter EPS in the range of $.58 to $.62."

Mr. Jones added that Air Products will continue to drive portfolio management and cost reduction actions similar to prior years and noted upfront costs associated with such actions could reduce Air Products' earnings outlook for the current fiscal year.

Air Products will host its Annual Meeting of Shareholders on Thursday, January 22, 2004 at 2:00 p.m. ET. Access the audio Webcast at www.airproducts.com.

Air Products (NYSE:APD) serves customers in technology, energy, healthcare and industrial markets worldwide with a unique portfolio of products, services and solutions, providing atmospheric gases, process and specialty gases, performance materials and chemical intermediates. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. With annual revenues of $6.3 billion and operations in over 30 countries, the company's 18,500 employees build lasting relationships with their customers and communities based on understanding, integrity and passion. For more information, visit www.airproducts.com.

NOTE: The forward-looking statements contained in this presentation are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions different than those currently anticipated and demand for Air Products' goods and services; competitive factors in the industries in which it competes; interruption in ordinary sources of supply; the ability to recover unanticipated increased energy and raw material costs from customers; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of war or terrorism impacting the United States' and other markets; charges related to currently unplanned portfolio management and cost reduction actions; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

Please review the attached financial tables, including the Summary of Consolidated Financial Information:

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                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


(Millions of dollars, except per share)


                                       Three Months Ended
                                          31 December
                                       2003           2002
                                    ---------      ---------
Sales                               $ 1,684.9      $ 1,447.0
                                    ---------      ---------
Income Before Cumulative
   Effect of Accounting Change      $   131.8      $   128.7
Cumulative Effect of
   Accounting Change                       --           (2.9)
                                    ---------      ---------
Net Income                          $   131.8      $   125.8
                                    =========      =========
Basic Earnings Per Share:
Income Before Cumulative
   Effect of Accounting Change      $     .59      $     .59
Cumulative Effect of
   Accounting Change                       --           (.02)
                                    ---------      ---------
Net Income                          $     .59      $     .57
                                    =========      =========
Diluted Earnings Per Share:
Income Before Cumulative
   Effect of Accounting Change      $     .58      $     .58
Cumulative Effect of
   Accounting Change                       --           (.02)
                                    ---------      ---------
Net Income                          $     .58      $     .56
                                    =========      =========
Capital Expenditures                $   181.1      $   351.4
Depreciation                        $   170.4      $   156.0
                                    ---------      ---------


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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                         CONSOLIDATED INCOME STATEMENTS
                                   (Unaudited)


(Millions of dollars, except per share)        Three Months Ended
                                                   31 December
                                              2003            2002
                                            ---------       ---------
SALES                                       $ 1,684.9       $ 1,447.0
COSTS AND EXPENSES
Cost of sales                                 1,230.2         1,033.0
Selling and administrative                      231.4           193.3
Research and development                         30.0            30.0
Other (income) expense, net                      (5.5)           (3.3)
                                            ---------       ---------
OPERATING INCOME                                198.8           194.0
Equity affiliates' income                        19.6            28.3
Interest expense                                 30.9            31.7
                                            ---------       ---------
INCOME BEFORE TAXES AND
    MINORITY INTEREST                           187.5           190.6
Income taxes                                     51.3            55.1
Minority interest (a)                             4.4             6.8
                                            ---------       ---------
INCOME BEFORE CUMULATIVE
    EFFECT OF ACCOUNTING CHANGE                 131.8           128.7
Cumulative effect of accounting change             --            (2.9)
                                            ---------       ---------
NET INCOME                                  $   131.8       $   125.8
                                            =========       =========

BASIC EARNINGS PER
   COMMON SHARE
Income before cumulative effect of
   accounting change                        $     .59       $     .59
Cumulative effect of
   accounting change                               --            (.02)
                                            ---------       ---------
Net Income                                  $     .59       $     .57
                                            ---------       ---------
DILUTED EARNINGS PER
   COMMON SHARE
Income before cumulative effect of
   accounting change                        $     .58       $     .58
Cumulative effect of
   accounting change                               --            (.02)
                                            ---------       ---------
Net Income                                  $     .58       $     .56
                                            ---------       ---------
WEIGHTED AVERAGE OF COMMON SHARES
  OUTSTANDING (in millions)                     221.9           218.8
                                            ---------       ---------
WEIGHTED AVERAGE OF COMMON SHARES
  OUTSTANDING ASSUMING DILUTION (in
  millions)                                     227.0           223.0
                                            ---------       ---------
DIVIDENDS DECLARED PER
   COMMON SHARE - Cash                      $     .23       $     .21
                                            ---------       ---------


(a)   Minority interest primarily includes before-tax amounts.


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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)
                                                               31 December
ASSETS                                                     2003           2002
                                                         ---------      ---------
CURRENT ASSETS
Cash and cash items                                      $    92.9      $   104.8
Trade receivables, less allowances for
  doubtful accounts                                        1,260.4        1,031.3
Inventories and contracts in progress                        547.5          484.8
Other current assets                                         313.9          213.6
                                                         ---------      ---------
TOTAL CURRENT ASSETS                                       2,214.7        1,834.5
                                                         ---------      ---------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY
  AFFILIATES                                                 585.0          499.7

PLANT AND EQUIPMENT, at cost                              12,045.3       11,160.1
Less - Accumulated depreciation                            6,324.2        5,681.5
                                                         ---------      ---------
PLANT AND EQUIPMENT, net                                   5,721.1        5,478.6
                                                         ---------      ---------
GOODWILL                                                     778.5          557.0
                                                         ---------      ---------
INTANGIBLE ASSETS, net                                       103.1           84.2
                                                         ---------      ---------
OTHER NONCURRENT ASSETS                                      384.2          221.9
                                                         ---------      ---------
TOTAL ASSETS                                             $ 9,786.6      $ 8,675.9
                                                         =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Payables and accrued liabilities                         $ 1,146.2      $   790.0
Accrued income taxes                                          96.5          116.7
Short-term borrowings and current portion of
  long-term debt                                             198.7          375.5
                                                         ---------      ---------
TOTAL CURRENT LIABILITIES                                  1,441.4        1,282.2
                                                         ---------      ---------
LONG-TERM DEBT                                             2,373.7        2,027.3
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES             1,079.4          866.3
DEFERRED INCOME TAXES                                        713.8          705.4
                                                         ---------      ---------
TOTAL LIABILITIES                                          5,608.3        4,881.2
                                                         ---------      ---------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                   195.8          192.8
                                                         ---------      ---------
TOTAL SHAREHOLDERS' EQUITY                                 3,982.5        3,601.9
                                                         ---------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $ 9,786.6      $ 8,675.9
                                                         =========      =========


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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


   (Millions of dollars)

                                                            Three Months Ended
                                                               31 December
                                                            2003          2002
                                                           -------       -------
OPERATING ACTIVITIES
Net Income                                                 $ 131.8       $ 125.8
Adjustments to reconcile income to cash
  provided by operating activities:
  Depreciation                                               170.4         156.0
  Deferred income taxes                                       23.0          (4.8)
  Undistributed earnings of unconsolidated
    affiliates                                               (12.0)         (2.3)
  (Gain) loss on sale of assets and
    investments                                               (1.2)          2.1
  Other                                                       23.5           7.3
                                                           -------       -------
     Subtotal                                                335.5         284.1
Working capital changes that provided (used) cash,
  excluding effects of acquisitions and divestitures:
    Trade receivables                                        (32.8)          8.3
    Inventories and contracts in progress                     (4.0)        (11.8)
    Payables and accrued liabilities                          (8.1)        (68.5)
    Other                                                    (84.9)         51.1
                                                           -------       -------
CASH PROVIDED BY OPERATING ACTIVITIES                        205.7         263.2
                                                           -------       -------
INVESTING ACTIVITIES
Additions to plant and equipment (a)                        (152.3)       (166.9)
Investment in and advances to unconsolidated
  affiliates                                                  (2.2)         (1.4)
Acquisitions, less cash acquired                             (25.9)       (182.2)
Proceeds from sale of assets and investments                   7.6           9.2
Other                                                           .6           3.0
                                                           -------       -------
CASH USED FOR INVESTING ACTIVITIES                          (172.2)       (338.3)
                                                           -------       -------
FINANCING ACTIVITIES
Long-term debt proceeds                                      146.7          44.2
Payments on long-term debt                                   (97.5)        (20.6)
Net decrease in commercial paper and
  short-term borrowings                                      (73.0)        (67.4)
Dividends paid to shareholders                               (50.9)        (45.9)
Issuance of stock for options and award plans                 54.1          11.1
                                                           -------       -------
CASH USED FOR FINANCING ACTIVITIES                           (20.6)        (78.6)
                                                           -------       -------
Effect of Exchange Rate Changes on Cash                        3.8           4.8
                                                           -------       -------
Increase (decrease) in Cash and Cash Items                    16.7        (148.9)
Cash and Cash Items - Beginning of Period                     76.2         253.7
                                                           -------       -------
Cash and Cash Items - End of Period                        $  92.9       $ 104.8
                                                           =======       =======

(a) Excludes capital lease additions of $.7 and $.9 for the three months ended 31 December 2003 and 2002, respectively.


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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(Millions of dollars, except per share)

RECLASSIFICATION

The company changed its reporting to now include overhead expenses incurred by the company related to equity affiliates in selling and administrative expense. Previously, these expenses related to equity affiliates were reported in the income statement line item for equity affiliates' income, net of related expenses. Equity affiliates' income now includes the company's proportionate share of earnings of the affiliates and the gain or loss on the sale of investments in equity affiliates.

This reclassification impacts the Gases segment. The income statements of the prior periods were adjusted to reflect this reclassification. The impact on consolidated equity affiliates' income and selling and administrative expense for each of the last five years is summarized below.

                                 2003         2002         2001         2000         1999
                                -------      -------      -------      -------      -------
EQUITY AFFILIATES' INCOME
As Reported                     $  84.4      $  76.2      $  81.2      $  87.6      $  61.5
Expenses Related to Equity
  Affiliates                       10.0         13.8         11.9         12.4         23.6
                                -------      -------      -------      -------      -------
Reclassified                    $  94.4      $  90.0      $  93.1      $ 100.0      $  85.1
                                -------      -------      -------      -------      -------
SELLING AND ADMINISTRATIVE
As Reported                     $ 832.6      $ 704.3      $ 698.7      $ 689.3      $ 672.8
Expenses Related to Equity
  Affiliates                       10.0         13.8         11.9         12.4         23.6
                                -------      -------      -------      -------      -------
Reclassified                    $ 842.6      $ 718.1      $ 710.6      $ 701.7      $ 696.4
                                -------      -------      -------      -------      -------

This reclassification for each of the fiscal 2003 quarters is as follows: first quarter - $2.5; second quarter - $2.7; third quarter - $2.7; and fourth quarter
- $2.1.

FINANCING ACTIVITIES

At 30 September 2003, the company's committed lines of credit totaled $600, maturing in January 2005. During the first quarter of 2004, the company replaced these commitments with a new $700 multicurrency revolving credit facility, maturing in December 2008.

On 9 January 2004, the company filed a form S-3 Registration Statement with the U.S. Securities and Exchange Commission. When declared effective, the shelf registration will enable the company to issue up to $1 billion of debt and equity securities. The proceeds will be used for general corporate purposes.

INCENTIVE COMPENSATION COSTS

Operating income for the three months ended 31 December 2002 included a favorable adjustment of $8 for lower than anticipated payments of fiscal year 2002 incentive compensation costs.

EQUITY AFFILIATES' INCOME

Income from equity affiliates for the three months ended 31 December 2002 included $14 for adjustments related to divestitures recorded in prior periods. $8 is included in Other equity affiliates and $6 is included in Gases equity affiliates.


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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

Business segment information is shown below:


(Millions of dollars)                   Three Months Ended
                                            31 December
                                        2003           2002
                                      --------       --------
Revenues from external customers
  Gases                               $1,203.5       $1,025.8
  Chemicals                              410.1          353.8
  Equipment                               71.3           67.4
                                      --------       --------
  Segment Totals                       1,684.9        1,447.0
                                      --------       --------
  Consolidated Totals                 $1,684.9       $1,447.0
                                      --------       --------

Operating income
  Gases                               $  182.3       $  168.0
  Chemicals                               24.5           33.1
  Equipment                                (.3)           4.1
                                      --------       --------
  Segment Totals                         206.5          205.2
                                      --------       --------
  Corporate research
    and development and other
    income (expense)                      (7.7)         (11.2)
                                      --------       --------
  Consolidated Totals                 $  198.8       $  194.0
                                      --------       --------

Equity affiliates' income
  Gases                               $   17.7       $   17.2
  Chemicals                                1.9            2.5
  Equipment                                 --             .3
                                      --------       --------
  Segment Totals                          19.6           20.0
                                      --------       --------
  Other                                     --            8.3
                                      --------       --------
  Consolidated Totals                 $   19.6       $   28.3
                                      --------       --------


(Millions of dollars)                       31 December
                                        2003           2002
                                      --------       --------
Identifiable assets (a)
  Gases                               $7,362.6       $6,424.1
  Chemicals                            1,417.7        1,406.7
  Equipment                              166.7          169.1
                                      --------       --------
  Segment Totals                       8,947.0        7,999.9
                                      --------       --------
  Corporate assets                       254.6          176.3
                                      --------       --------
  Consolidated Totals                 $9,201.6       $8,176.2
                                      --------       --------


(a) Identifiable assets are equal to total assets less investments in equity affiliates.


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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)
                                        Three Months Ended
                                           31 December
                                        2003          2002
                                      --------      --------
Revenues from external customers
  United States                       $  943.2      $  819.9
  Canada                                  19.6          27.2
                                      --------      --------
      Total North America                962.8         847.1
                                      --------      --------
  United Kingdom                         147.4         116.8
  Spain                                  105.0          84.4
  Other Europe                           254.3         206.4
                                      --------      --------
      Total Europe                       506.7         407.6
                                      --------      --------
  Asia                                   171.8         160.4
  Latin America                           43.6          31.8
  All Other                                 --            .1
                                      --------      --------
Total                                 $1,684.9      $1,447.0
                                      --------      --------


Note: Geographic information is based on country of origin. The Other Europe segment operates principally in Belgium, France, Germany and the Netherlands. The Asia segment operates principally in China, Japan, Korea and Taiwan.


                                      # # #


MEDIA INQUIRIES:

      Katie McDonald, tel: (610) 481-3673; e-mail: mcdonace@apci.com.

INVESTOR INQUIRIES:

      Alex Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com.

EDITOR'S NOTE:

*On October 1, 2002, Air Products adopted Statement of Financial Accounting Standards (SFAS) No. 143, requiring that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. It applies to certain of Air Products' on-site agreements, for example, where the company has an obligation to remove its equipment upon expiration of a customer contract. An after-tax transition charge of $2.9 million was recorded as the cumulative effect of the accounting change. The ongoing expense on an annual basis resulting from the initial adoption of SFAS No. 143 is negligible (approximately $1 million).